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                                                                     EXHIBIT 2.2


     LIST BRIEFLY IDENTIFYING THE CONTENTS OF ALL OMITTED SCHEDULES TO THE
                                MERGER AGREEMENT


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Exhibit A    -      Filed as Exhibit to the Merger Agreement.

Exhibit B    -      Intentionally left blank.

Exhibit C    -      Non Competition Agreement by and among infoUSA and Seller
                    Parent whereby Seller Parent agreed not to engage in the business as currently conducted by Donnelley Marketing in the United States of America for a period of five years.

Exhibit D    -      Amended and Restated Database License Agreement by and among
                    Donnelley Marketing and First Data Resources, Inc. whereby
                    Donnelley Marketing granted First Data Resources, Inc. a license to use its consumer information database.

Exhibit E    -      Database License Agreement by and among infoUSA and First
                    Data Resources, Inc. whereby infoUSA granted First Data
                    Resources, Inc. a license to use infoUSA's database of information on approximately 10 million businesses in the United States.

Exhibit F    -      Database License Agreement by and among Donnelley Marketing and Hogan Information Services, Inc. whereby Hogan
                    Information Services, Inc. granted Donnelley Marketing a license to use its public records database.

Exhibit G    -      Hogan Option Agreement by and among infoUSA and First Data
                    Corporation whereby First Data Corporation granted infoUSA an option to acquire Hogan Information Services, Inc.

Exhibit H    -      Services Agreement by and among Donnelley Marketing and
                    First Data Technologies, Inc. pursuant to which First Data
                    Technologies, Inc. will provide certain data processing services and systems to Donnelley Marketing.

Exhibit I    -      Interim Services Agreement by and among infoUSA and Seller
                    Parent whereby Seller Parent agreed to provide certain transition services to Donnelley Marketing and infoUSA agreed that Donnelley Marketing will provide certain transition services to Seller Parent.

Exhibit J1   -      DecisionScope Services Agreement by and among Donnelley
                    Marketing and First Data Resources, Inc. pursuant to which
                    Donnelley Marketing will have the right to maintain servers in First Data Resources, Inc.'s data center and license
                    certain software owned by First Data Resources, Inc.
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Exhibit J2   -      Assignment and Marketing Agreement by and among Donnelley
                    Marketing and First Data Resources, Inc. pursuant to which
                    First Data Resources, Inc. has the right to provide
                    Donnelley Marketing's InfoSight and KnowledgeSight products to its customers in exchange for paying certain revenues
                    from such products to Donnelley Marketing.
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      LIST BRIEFLY IDENTIFYING THE CONTENTS OF ALL OMITTED SCHEDULES TO THE
                              AMENDMENT AGREEMENT


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Annex A      -      List of employees receiving salary increases.

Annex B      -      Filed as Annex B to the Amendment Agreement.

Schedule 7.7 -      List of employees to enter into Stay Bonus Agreement

Exhibit K    -      Form of Stay Bonus Agreement
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